SHAREHOLDER AGREEMENT




                                      November 14, 2002

Forest Merger Corporation
1001 Nineteenth Street North
Arlington, Virginia  22209

               Re:    Shareholder Agreement

Ladies and Gentlemen:

     The undersigned understands that Friedman, Billings, Ramsey Group, Inc., a Virginia corporation ("FBR Group"), FBR Asset Investment Corporation, a Virginia corporation ("FBR Asset"), and Forest Merger Corporation, a Virginia corporation ("Newco"), have entered into an Agreement and Plan of Merger dated of even date herewith (the "Merger Agreement"), pursuant to which (i) FBR Asset will merge with and into Newco, and (ii) FBR Group will merge with and into Newco, all as more particularly set forth in the Merger Agreement (together, the "Mergers"). All capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

     As an inducement to FBR Asset's entering into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:


     1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "AFFILIATE" means, with respect to any person, any other person which, directly or indirectly, controls, is controlled by or is under common control with such person. The term "control" has the meaning ascribed to such term in Rule 405 of the Securities Act.

     "BENEFICIAL OWNER" shall mean any person deemed to be a "beneficial owner" of a security as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The term "BENEFICIALLY OWN" has a correlative meaning.

     "IMMEDIATE FAMILY" shall mean, for any person, such person's (natural, adoptive, or by re-marriage) spouse, parents, descendants, nephews, nieces, brothers, sisters and their respective spouses.

     "SPECIFIED TRANSFEREE" shall mean--

     (i) any member of the holder's Immediate Family, (ii) any trust established solely for the benefit of the holder and/or one or more members of the holder's Immediate Family, (iii) any entity controlled by the holder and/or members of the holder's Immediate Family, (iv) any charitable foundations established and maintained by or on behalf of the holder or a member of the holder's Immediate Family, or (v) any lender to which any of the holder's Newco Class A Common Shares or Newco Class B Common Shares (together, the "Newco Securities") are pledged in accordance with Section 4.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "TRANSITION PERIOD" shall mean the one-year period ending on the first anniversary of the Effective Time.


     2. Transition Period.

     (a) Except for Transfers (as defined below) made to Specified Transferees, if, during the Transition Period, the undersigned offers, sells, contracts to sell, sells any option or contract to purchase, purchases any option or contract to sell, grants any option, right or warrant to purchase, pledge, or otherwise transfers or disposes of, directly or indirectly (including the Transfer (as defined herein) of all or a portion of the economic consequences or voting rights associated with the ownership of such Newco Securities) (any such transaction a "Transfer"), more than 460,000 Newco Securities during any three-month period, then such Transfer shall constitute a "Conversion Event" in relation to all Newco Class B Common Shares then Beneficially Owned by the undersigned for purposes of Section 5.6(b) of the Newco Articles of Incorporation, and all Newco Class B Common Shares then owned by the undersigned shall be converted to Newco Class A Common Shares; provided, however, that such Conversion Event shall not occur if the undersigned inadvertently disposes of more than 460,000 Newco Securities (but not more than 500,000 Newco Securities) during a three-month period, and, within 30 days of receipt of notice thereof, acquires Beneficial Ownership of that number of Newco Securities equal to the amount by which the number transferred in such three-month period exceeds 460,000 (provided, further, that any such acquisitions of Beneficial Ownership may be structured as necessary to avoid the earning of any "short swing profits" for purposes of Section 16 of the Securities Exchange Act of 1934).

     (b) As used herein, a "Transfer" shall be deemed to occur on the date when the undersigned or a Specified Transferee first enters into a contract to sell or grants an option to purchase or otherwise becomes obligated (subject to applicable conditions) to sell, transfer, or dispose of the applicable Newco Securities and any subsequent sale, transfer, or disposition pursuant to such contract, option, or other
                                2
obligation shall not be deemed to be a separate Transfer. The transfer of Newco Securities to the estate of the undersigned upon the undersigned's death shall not be deemed to be a Transfer for purposes of this Agreement. Any Transfer by the undersigned or a Specified Transferee of Newco Securities to a charitable organization or foundation without consideration shall not be deemed to be a Transfer by the undersigned.

     (c) Any Specified Transferee to whom any Newco Securities are transferred pursuant to this agreement (including by means of a foreclosure, deed in lieu of foreclosure, or similar means) shall be subject to the terms and conditions of this Agreement as if such Specified Transferee were an original party hereto (it being understood that all calculations made pursuant to Section 2 of this Agreement shall be made on a collective basis taking into account all Newco Securities held by the undersigned and by all Specified Transferees who hold any of the Newco Securities acquired by the undersigned in connection with the Merger).


     3. Pledges. Notwithstanding any provision hereof, the undersigned (and his Specified Transferees) may at any time to pledge any Newco Securities Beneficially Owned by the undersigned (and his Specified Transferees) to any existing or future lender to whom any Newco Securities Beneficially Owned by the undersigned (and his Specified Transferees) are pledged pursuant to a bona fide financing incurred for investment or other purposes upon customary commercial terms without being subject to the provision of Section 2 of this Agreement, and such lender may foreclose on its security interest in and take title to such Newco Securities without being subject to the provision of Section 2 of this Agreement; provided, however, that, for the purposes of this Agreement, Transfers of such Newco Securities by the lender to a third party purchaser following foreclosure shall be subject to the provisions of Section 2 hereof.


        4. Voting Agreement;  Agreement to Vote Shares.

     (a) Subject to the terms and conditions of this Agreement, the undersigned agrees to vote, or cause to be voted, all Newco Securities Beneficially Owned by the undersigned (as to which the undersigned has voting power) in favor of the election of each of Peter Gallagher, Stephen Harlan and Russell Lindner (together, the "FBR Asset Nominees") to the Board of Directors of Newco at the 2003 annual meeting of the shareholders of Newco and at every adjournment thereof.

     (b) The undersigned agrees that he will not, nor will he permit any of his Affiliates or any Specified Transferee to, deposit any of the undersigned's Newco Securities in a voting trust or grant any proxies or otherwise subject any of the undersigned's Newco Securities to any right, agreement, arrangement or commitment with respect to the voting of such Newco Securities, in each case, if that would be inconsistent with the express terms of this Agreement.

     (c) Nothing contained in this Section 5 shall be deemed to require the undersigned to own or hold beneficially or of record any Newco Securities or impose any limitation on the undersigned's right or ability to Transfer any of the undersigned's Newco Securities at any time after the Transition Period; provided, however, that the undersigned agrees that he shall not transfer his Newco Securities to any of his Affiliates or any Specified Transferee unless such Affiliate or Specified Transferee agrees prior to such transfer to be bound by all of the terms and conditions of this Agreement by executing a counterpart signature page to this Agreement and delivering the same to each of the FBR Asset Nominees.


     5. Assignment; Binding on Successors and Assigns. This Agreement and any of the rights, interests or obligations under this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties and their respective Specified Transferees, successors and assigns.


     6. Adjustment for Reorganization and Reclassification. All share amounts of Newco Securities referred to in this Agreement shall be adjusted appropriately to reflect any subdivision or combination of Newco (including securities convertible into or exchangeable for Newco Securities) and any adjustments arising as a result of any reorganization, reclassification or similar events of Newco occurring after the date of the Merger Agreement.


     7. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. The undersigned has carefully read this Agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel.

     8. This Agreement shall terminate on the first anniversary of the Effective Date and shall thereafter be of no further force or effect.

     IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has executed this Agreement or caused this Agreement to be executed on the date first set forth above.

                                            Very truly yours,

                                            /s/ Eric Billings
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                                                Eric Billings